EXHIBIT 10.1

AMENDMENT NO. 3 TO THE SHAREHOLDERS AGREEMENT

This Amendment (this “Amendment”), dated as of November 14, 2018, is made by Affinion Group Holdings, Inc., a Delaware corporation (the “Company”).  Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Shareholders Agreement (as defined below).

RECITALS

A.The Company entered into a Shareholders Agreement, dated as of November 9, 2015, with the investors party thereto (as amended, the “Shareholders Agreement”), to which various investors executed joinders in connection with the exchange offers and rights offering of the Company and its subsidiaries which were consummated on November 9, 2015.

B.Section 2.2(a)(vi) of the Shareholders Agreement restricts the implementation of a new management Equity Incentive Plan or similar arrangement which could result, when combined with any existing management Equity Incentive Plan or similar arrangement (excluding Existing Plans), in the issuance of more than ten percent (10%) of the Company Common Stock to employees and directors of the Company.

C.The Company desires to amend Section 2.2(a)(vi) of the Shareholders Agreement to increase the aggregate cap on Common Stock that may be issued to employees and directors of the Company to fifteen percent (15%) of the Company Common Stock (on a fully diluted basis, but excluding vested and unvested Company Common Stock and options or other rights to acquire Company Common Stock issued under an Equity Incentive Plan).

D.The holders of Outstanding Company Common Stock whose approval constitutes a Stockholder Supermajority Vote have consented to this Amendment by written consent, effective as of ___________, 2018.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Shareholders Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to the Shareholders Agreement

Section 2.2(a)(vi) – Restrictions on Authority of the Board.  Section 2.2(a)(vi) of the Shareholders Agreement is hereby amended and restated in its entirety as follows:

(vi) implementation of a new management Equity Incentive Plan or similar arrangement which could result, when combined with any existing management Equity Incentive Plan or similar arrangement (excluding the Existing Plans), in the issuance of more than fifteen percent (15%) of the Company Common Stock (on a fully diluted basis, but excluding vested and unvested Company Common Stock and options or other rights to acquire Company Common Stock issued under an Equity Incentive Plan) to employees and Directors of the Company; and

2.Miscellaneous.

a.	The provisions of Sections 6.3 to 6.7 and 6.11 to 6.19 of the Shareholders Agreement are hereby incorporated by reference, mutatis mutandis, as if such provisions were set forth fully herein.
b.

This Amendment, the Shareholders Agreement and the other agreements expressly referenced in the Shareholders Agreement constitute the complete and exclusive statement of agreement among the Company and the Stockholders with respect to the subject matter hereof and supersede all prior written and oral statements by and among the Company and the Stockholders or any of them, and except as otherwise specifically contemplated by this Amendment or the Shareholders Agreement, no representation, statement, or condition or warranty not contained in this Amendment or the Shareholders Agreement will be binding on the Stockholders or the Company or have any force or effect whatsoever.

c.	Except as specifically amended hereby, the Shareholders Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment is executed by the undersigned to be effective as of the date first written above.

THE COMPANY:
AFFINION GROUP HOLDINGS, INC.

By:
Name:	Gregory S. Miller
Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Amendment No. 3 to the Shareholders Agreement]

INVESTORS:
[NAME OF INVESTOR]

By:
Name:
Title:

[Signature Page to Amendment No. 3 to the Shareholders Agreement]